Exhibit 99.1

VirTra Reports Third Quarter and Nine Month 2022 Financial Results

Record Bookings of $16.7 Million, up 52%, Driving Record Backlog of $28.3 Million, up 30%

CHANDLER, Ariz. — November 14, 2022 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, reported results for the third quarter and nine months ended September 30, 2022. The financial statements are available on VirTra’s website and here.

Third Quarter 2022 Highlights:

●	Record third quarter 2022 bookings of $16.7 million, 52% year-over-year growth
●	Record backlog of $28.3 million at September 30, 2022
●	Received orders worth $9.0 million from two U.S. Federal agencies under existing contract with U.S. Customs and Border Protection (CBP)
●	Received CAD $1.2 million (approximately USD $0.9 million) follow on order in Canada under exclusive standing offer
●	Working capital surplus of $25.7 million, including unrestricted cash and cash equivalents of $15.7 million

Third Quarter 2022 Financial Summary:

●	Total revenue of $4.9 million
●	Gross profit of $2.5 million, or 51% of total revenue
●	Net loss of ($803,000)
●	Adjusted EBITDA loss of ($214,000)

Nine Month 2022 Financial Highlights:

●	Total revenue increased 24% to $19.7 million
●	Gross profit increased 28% to $10.9 million, or 56% of total revenue
●	Net income of $562,000
●	Adjusted EBITDA of $1.7 million

Third quarter and Nine Month 2022 Financial Highlights:

	For the Three Months Ended			For the Nine Months Ended
All figures in millions, except per share data	September 30, 2022	September30, 2021	% Δ	September 30, 2022	September30, 2021	% Δ
Total Revenue	$4.9	$6.1	-20%	$19.7	$15.8	24%

Gross Profit	$2.5	$2.9	-12%	$10.9	$8.6	28%
Gross Margin	51%	47%	9%	56%	54%	3%

Net Income	($0.8)	$1.3	N/A	$0.6	$2.5	N/A
Diluted EPS	($0.07)	$0.12	N/A	$0.05	$0.25	N/A
Adjusted EBITDA	($0.21)	$0.52	N/A	$1.66	$2.27	N/A

Management Commentary

“Our third quarter was one of the strongest in our history as far as new sales orders secured as we continue to work on numerous initiatives to scale up and streamline our operations while leading innovation in our market,” said Bob Ferris, chairman and co-CEO of VirTra. “We had a record quarter for bookings at $16.7 million, representing 52% year-over-year growth, driving our backlog to a record level of $28.3 million, largely due to some of our largest orders in our history with federal clients. While shipments were somewhat slower in the quarter, contributing to the lower revenue, we view the high level of bookings as positive indicators for future business.”

John Givens, co-CEO of VirTra commented, “Since the end of the third quarter, we announced the official opening of our Orlando, Florida facility that provides us with a critical presence in the epicenter of the military simulation market, a market we have high aspirations for more significantly penetrating. Additionally, to continue our track record of innovating with world-class training solutions, we introduced the ‘VirTra Volumetric Video’, or ‘V3™’. V3 combines the best of high-definition video capture and computer-generated imagery to provide a novel, industry-first training solution. We believe V3 will become the standard for effective de-escalation training in the future, giving VirTra another competitive advantage, and industry veterans and customers tell us it is a ‘game changer’. With a strong capitalization position that includes $15.7 million of cash, VirTra remains well-position for continued growth within the law enforcement and military markets.”

Third Quarter 2022 Financial Results

Total revenue decreased 20% to $4.9 million from $6.1 million in the third quarter of 2022. The decrease in revenues for the three months ended September 30, 2022 as compared to the same period in the prior year is due to unbilled sales not yet being recognized.

Gross profit decreased 12% to $2.5 million from $2.9 million in the third quarter of 2021. The decrease in gross profit was due primarily to lower revenue. Gross profit margin was 51%, an increase compared to 47% in the third quarter of 2021.

Net operating expense was $3.6 million, compared to $2.6 million in the third quarter of 2021. The increase was primarily due to expenses related to the move into the new building, Orlando location, and increased payroll costs.

Loss from operations totaled ($1.1 million) compared to income from operations of $266,000 in the third quarter of 2021.

Net loss totaled ($803,000), or ($0.07) per diluted share (based on 10.9 million weighted average diluted shares outstanding), a decrease compared to a net income of $1.3 million, or $0.12 per diluted share (based on 11.0 million weighted average diluted shares outstanding), in the third quarter of 2021.

Adjusted EBITDA, a non-GAAP metric, totaled a loss of ($214,000), compared to $520,000 in the third quarter of 2021.

Backlog at the end of the third quarter totaled $28.3 million, compared to $21.7 million at the end of the third quarter of 2021.

Nine months Ended September 30, 2022 Financial Results

Total revenue increased 24% to $19.7 million from $15.8 million for the first nine months of 2021. The increase in sales for the nine months ended September 30, 2022 resulted from an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same periods in 2021.

Gross profit increased 28% to $10.9 million from $8.6 million for the first nine months of 2021. The increase in gross profit was due to the product mix of systems, accessories and services sold. Gross profit margin was 56%, an increase compared to 54% for the first nine months of 2021.

Net operating expense was $10.3 million, compared to $6.9 million for the first nine months of 2021. The increase was primarily due to expenses related to the move into the new building, Orlando location, and increased payroll costs.

Operating income was $681,000, a decrease compared to an operating income of $1.7 million for the first nine months of 2021.

Net income totaled $562,000, or $0.05 per diluted share (based on 10.9 million weighted average diluted shares outstanding), a decline compared to a net income of $2.5 million, or $0.25 per diluted share (based on 10.1 million weighted average diluted shares outstanding), for the first nine months of 2021.

Adjusted EBITDA, a non-GAAP metric, totaled $1.7 million, a decline from $2.3 million for the first nine months of 2021.

Conference Call

VirTra’s management will hold a conference call today (November 14, 2022) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. VirTra’s chairman and co-CEO, Bob Ferris and co-CEO John Givens will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-844-825-9789

International number: 1-412-317-5180

Conference Code: 10172500

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 28, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10172500

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended				For the Nine Months Ended
	September 30,	September 30,	Increase	%	September 30,	September 30,	Increase	%
	2022	2021	(Decrease)	Change	2022	2021	(Decrease)	Change

Net Income (Loss)	$(802,881)	$1,342,972	$(2,145,853)	-160%	$561,567	$2,527,494	$(1,965,927)	78%
Adjustments:
Provision for income taxes	(222,683)	253,289	(475,972)	-188%	148,001	469,306	(321,305)	-68%
Depreciation and amortization	423,069	166,098	256,971	155%	659,775	367,253	292,522	80%
EBITDA	$(602,495)	$1,762,359	$(2,364,854)	-134%	$1,369,343	$3,364,053	$(1,994,710)	-59%
Right of use amortization	388,306	78,001	310,305	398%	291,879	231,300	60,579
Gain on forgiveness of note	-	(1,320,714)	1,320,714	-100%	-	(1,320,714)	1,320,714	-100%

Adjusted EBITDA	$(214,189)	$519,646	$(733,835)	-141%	$1,661,222	$2,274,639	$(613,417)	-27%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	September 30, 2022	December 31, 2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,673,154	$19,708,565
Accounts receivable, net	2,318,534	3,896,739
Inventory, net	9,770,050	5,014,924
Unbilled revenue	4,105,351	3,946,446
Prepaid expenses and other current assets	705,063	940,887

Total current assets	32,572,152	33,507,561

Long-term assets:
Property and equipment, net	14,591,480	12,864,766
Operating lease right-of-use asset, net	1,333,270	784,306
Intangible assets, net	593,403	535,079
Security deposits, long-term	35,691	19,712
Other assets, long-term	376,461	189,734
Deferred tax asset, net	1,561,857	1,674,234

Total long-term assets	18,492,162	16,067,831

Total assets	$51,064,314	$49,575,392

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$697,862	$789,394
Accrued compensation and related costs	1,165,094	1,062,078
Accrued expenses and other current liabilities	1,127,161	991,744
Note payable, current	232,588	236,291
Operating lease liability, short-term	548,376	347,772
Deferred revenue, short-term	3,074,815	4,135,565

Total current liabilities	6,845,896	7,562,844

Long-term liabilities:
Deferred revenue, long-term	2,987,138	1,992,625
Note payable, long-term	8,108,545	8,280,395
Operating lease liability, long-term	854,583	505,383
Other long term liabilities	-	5,436

Total long-term liabilities	11,950,266	10,783,839

Total liabilities	18,796,162	18,346,683

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,898,259 shares issued and outstanding as of September 30, 2022 and 10,807,130 shares issued and outstanding as of December 31, 2021	1,089	1,081
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	31,401,259	30,923,391
Retained earnings (Accumulated deficit)	865,804	304,237

Total stockholders’ equity	32,268,152	31,228,709

Total liabilities and stockholders’ equity	$51,064,314	$49,575,392

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Revenues:
Net sales	$4,903,397	$6,093,263	$19,654,008	$15,790,364
Total revenue	4,903,397	6,093,263	19,654,008	15,790,364

Cost of sales	2,387,307	3,217,911	8,707,096	7,211,807

Gross profit	2,516,090	2,875,352	10,946,912	8,578,557

Operating expenses:
General and administrative	2,900,100	1,958,038	8,281,543	5,670,883
Research and development	687,890	651,734	1,984,343	1,257,271

Net operating expense	3,587,990	2,609,772	10,265,886	6,928,154

Income (loss) from operations	(1,071,900)	265,580	681,026	1,650,403

Other income (expense):
Other income	112,571	(11,981)	223,950	38,777
Gain on forgiveness of note payable	-	1,320,714	-	1,320,714
Other (expense) income	(66,235)	21,948	(195,408)	(13,094)

Net other income (expense)	46,336	1,330,681	28,542	1,346,397

Income (Loss) before provision for income taxes	(1,025,564)	1,596,261	709,568	2,996,800

Provision (Benefit) for income taxes	(222,683)	253,289	148,001	469,306

Net income (loss)	$(802,881)	$1,342,972	$561,567	$2,527,494

Net income (loss) per common share:
Basic	$(0.07)	$0.12	$0.05	$0.26
Diluted	$(0.07)	$0.12	$0.05	$0.25

Weighted average shares outstanding:
Basic	10,867,745	10,792,520	10,850,912	9,745,091
Diluted	10,867,745	11,031,922	10,870,842	10,111,458

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2022	2021

Cash flows from operating activities:
Net income	$561,567	$2,527,494
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	659,775	367,253
Right of use amortization	291,879	231,300
Gain on forgiveness of note payable	-	(1,329,280)
Employee stock compensation	-	171,216
Stock issued for service	444,025	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,578,205	(3,512,154)
Inventory, net	(4,755,126)	(2,417,589)
Deferred taxes	112,377	409,893
Unbilled revenue	(158,905)	1,062,316
Prepaid expenses and other current assets	235,824	(242,322)
Other assets	(186,727)	(33,150)
Security deposits, long-term	(15,979)	66,788
Accounts payable and other accrued expenses	137,762	912,318
Payments on operating lease liability	(291,039)	(239,259)
Deferred revenue	(66,237)	3,387,802

Net cash provided by (used in) operating activities	$(1,452,599)	1,362,626

Cash flows from investing activities:

Purchase of certificates of deposit	-	-
Redemption of certificates of deposit	-	-
Purchase of intangible assets	(120,016)	(627,765)
Purchase of property and equipment	(2,324,058)	(11,407,278)

Net cash (used in) investing activities	(2,444,074)	(12,035,043)

Cash flows from financing activities:
Repurchase of stock options	-	-
Principal payments of debt	(172,589)	(20,195)
Net proceeds from long term debt	-	8,590,151
Stock issued for cash in offering, net	-	16,795,000
Stock options exercised	33,851	11,320
Purchase of treasury stock	-	-
Note payable-PPP Loan	-	-

Net cash provided by (used in) financing activities	(138,738)	25,376,276

Net increase (decrease) in cash and restricted cash	(4,035,411)	14,703,859
Cash and restricted cash, beginning of period	19,708,565	6,841,984
Cash and restricted cash, end of period	$15,673,155	$21,545,843